Exhibit 21.1

List of Subsidiaries of SK hynix Inc.

(As of March 31, 2026)

Subsidiary Name	Jurisdiction of Incorporation
SK hyeng Inc.	Korea
SK hystec Inc.	Korea
Happymore Inc.	Korea
SK hynix system ic Inc.	Korea
HappyNarae Co., Ltd.	Korea
SK Keyfoundry Inc.	Korea
SK hynix America Inc.	U.S.A.
SK hynix Deutschland GmbH	Germany
SK hynix Asia Pte. Ltd.	Singapore
SK hynix Semiconductor Hong Kong Ltd.	Hong Kong
SK hynix U.K. Ltd.	U.K.
SK hynix Semiconductor Taiwan Inc.	Taiwan
SK hynix Japan Inc.	Japan
SK hynix (Wuxi) Semiconductor Sales Ltd.	China
SK hynix Semiconductor (China) Ltd.	China
SK hynix memory solutions Taiwan Ltd.	Taiwan
SK APTECH Ltd.	Hong Kong
SK hynix Ventures Hong Kong Ltd.	Hong Kong
Gauss Labs Inc.	U.S.A.
SK hynix NAND Product Solutions Corp.	U.S.A.
SK hynix Semiconductor (Dalian) Co., Ltd.	China
SK hynix memory solutions Poland sp. z o.o.	Poland
SK Keyfoundry America Inc.	U.S.A.
SK Keyfoundry Shanghai Co., Ltd.	China
SK Powertech	Korea
SUZHOU HAPPYNARAE Co., Ltd.	China
HappyNarae America LLC	U.S.A.
HappyNarae Hungary Kft	Hungary
SK hynix Semiconductor (Chongqing) Ltd.	China
SK hynix (Wuxi) Education Service Development Co., Ltd.	China
SK hynix (Wuxi) Industry Development Ltd.	China
SK hynix Happiness (Wuxi) Hospital Management Ltd.	China
SK hynix cleaning (Wuxi) Ltd.	China
SK hynix (Wuxi) Education Technology Co., Ltd.	China
SK hynix Semiconductor West Lafayette LLC	U.S.A.
SK hynix memory solutions America Inc.	U.S.A.
SK hynix Semiconductor India Private Ltd.	India
Solidigm Inc.	U.S.A.
SK hynix NAND Product Solutions Taiwan Co., Ltd.	Taiwan
SK hynix NAND Product Solutions Canada Ltd.	Canada
SK hynix NAND Product Solutions Mexico, S. DE R.L. DE C.V.	Mexico
SK hynix NAND Product Solutions UK Limited	U.K.
SK hynix NAND Product Solutions Israel Ltd.	Israel
SK hynix NAND Product Solutions International LLC	U.S.A.
SK hynix NAND Product Solutions Asia Pacific LLC	U.S.A.
SK hynix NAND Product Solutions Singapore Pte. Ltd.	Singapore
SK hynix NAND Product Solutions Malaysia Sdn. Bhd.	Malaysia
SK HYNIX NAND PRODUCT SOLUTIONS POLAND sp. z o.o.	Poland
SK hynix NAND Product Solutions (Beijing) Co., Ltd.	China
SK Hynix NAND Product Solutions (Shanghai) Co., Ltd.	China
Intel NDTM US LLC	U.S.A.
SK hynix (Wuxi) Investment Ltd.	China
SK hynix semiconductor storage technology (Dalian) Co., Ltd.	China
CHONGQING HAPPYNARAE Co., Ltd.	China
MMT (Money Market Trust)	Korea